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HOPFEDBANCORP, INC.

HopFed Bancorp, Inc. Investor Presentation NASDAQ: HFBC www.bankwithheritage.com Exhibit 99.1

CAUTIONARY STATEMENT
Information provided herein contains “forward-looking statements” with respect to the
Company’s financial condition, results of operations and business.  These forward-
looking statements involve certain risks and uncertainties and are based on the beliefs and assumptions of management and information available at the time that this presentation was prepared.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include: (1) general economic or business conditions may be less favorable than expected; (2) changes in interest rates may reduce net interest margins and/or the volumes and values of loans made or held, as well as the value of other financial assets; (3) competitive pressures among depository and other financial institutions may increase significantly;
(4) legislative or regulatory changes may adversely affect the Company’s business;
(5) local, state or federal taxing authorities may take adverse tax positions; (6) adverse changes may occur in the securities markets; and (7) competitors may have greater financial resources and develop products that enable them to compete more successfully than the Company.  Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized.  Factors that might cause such a difference, include, but are not limited to, those discussed in periodic filings with the SEC.

History of Organization
• 1879   Hopkinsville Building and Loan founded
• 1940     Date of deposit insurance
• 1998 HopFed Bancorp first traded on NASDAQ
• 7/2000 John  Peck named President & CEO
• 5/2002 Changed bank name to Heritage Bank
• 9/2002 Acquired 2 branch offices in Fulton, Kentucky
• 6/2006 Acquired 4 branch offices in Cheatham and
Houston Counties in Middle Tennessee
• 12/2006 Opened first of three retail banking offices in
Clarksville, Tennessee

•
John E. Peck, President & CEO
Twenty-eight years of banking experience with ten years at
Firstar / US Bank. Nine years as President & CEO of HFBC.
•
Mike Woolfolk, Executive VP & Chief Operating Officer
Thirty-seven years of experience with ten years at Mercantile &
Firstar Banks. President of Bank of Marshall County. Eight years with HFBC as Chief Operating Officer.
•
Boyd Clark, Sr. VP & Secretary
Thirty-seven years with HFBC.
SENIOR
MANAGEMENT

Senior Management
(continued)
•
Billy Duvall,
Sr.VP
&
& Chief Financial Officer
Nine years as regulatory examiner, two years in public
accounting, eight years with HFBC.
•
Michael F. Stalls,
Sr.VP & Chief Credit Officer
Eighteen years at Regions Bank as Senior Lending
Officer for Southern Tennessee. Eighteen years of
Community Bank experience including six years with
HFBC.

CALVERT CITY OFFICE
BENTON OFFICE
MURRAY OFFICES
FULTON OFFICES
CADIZ OFFICE
HOPKINSVILLE OFFICES
ELKTON OFFICE
CLARKSVILLE OFFICES
PLEASANT VIEW OFFICE
ERIN OFFICE
ASHLAND CITY OFFICE
KINGSTON SPRINGS OFFICE
Heritage Bank offices
Heritage Solutions offices
Fall & Fall Insurance office

HopFed Bancorp, Inc.

Kentucky & Tennessee Locations

Western Kentucky
• Six offices in three counties
• Significant agricultural base with wheat, corn and
soybean production prominent
• Light manufacturing
• Tourism focused on Kentucky Lake and Land
Between the Lakes
• Home to Murray State University with 10,000 students

Clarksville / Hopkinsville MSA
• Population growth in MSA expected to grow 22% by
2010 to 270,000.
• Clarksville named the ninth fastest growing city by the
US Census Bureau in 2008.
• Fort Campbell Army Post is home of the 101
st
Screaming Eagles and is the largest employer in
Tennessee and Kentucky.
• Strong and diverse economy

Hemlock Semiconductor
Corporation
• In December 2008, announced plans to building a $1.2
billion plant in Clarksville to process raw materials for
solar panels.
• Project provides 1,000 construction jobs for up to seven
years and 900 permanent jobs upon completion.
• Additional employment likely to result from suppliers
being required to relocate to community

Middle Tennessee
• Offices are in or border Nashville / Davidson County
MSA
• Favorable demographics and $48,000 household income
well above average for the region.
• Currently has light manufacturing and serves as
bedroom community to Nashville with strong likelihood
for future growth.
• Management values for good deposit mix, long term
growth prospects and proximity to Nashville

229 286 425 529 578 637 768 808 968 1,022 0 200 400 600 800 1000 1200 2000 2001 2002 2003 2004 2005 2006 2007 2008 SEPT 09 Total Assets (In Millions)

166 200 354 418 436 483 570 599 713 765 0 100 200 300 400 500 600 700 800 900 2000 2001 2002 2003 2004 2005 2006 2007 2008 Sept 09 Total Deposits (In Millions)

Deposit Mix (Dollars in Thousands) 9% 12% 8% 71% Non-interest-bearing accounts: NOW accounts Savings and money market accounts Other time deposits

Growth in Non-Interest Bearing Deposits (Dollars in Millions) 4 7 19 27 32 37 51 52 57 63 0 10 20 30 40 50 60 70 2000 2001 2002 2003 2004 2005 2006 2007 2008 SEPT 09

Total Loans (In Millions) 129 170 292 335 357 397 495 576 628 648 0 100 200 300 400 500 600 700 2000 2001 2002 2003 2004 2005 2006 2007 2008 SEPT 09

Loan Portfolio Mix 1-4 Family 31% HELOC 6% Multi-family 7% Construction 5% Commercial RE 38% Consumer 3% Commercial Loans 10%

Allowance for Loan Losses
(In Thousands)
708
923
1,455
2,576
3,273
4,004
4,470
4,842
6,113
8,429
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
9,000
2000 2001 2002 2003 2004 2005 2006 2007 2008 SEPT 09

Allowance for Loan Loss / Total Loans 0.55% 0.54% 0.50% 0.76% 0.91% 1.00% 0.90% 0.83% 0.97% 1.28% 0 0.002 0.004 0.006 0.008 0.01 0.012 0.014 2000 2001 2002 2003 2004 2005 2006 2007 2008 SEPT 09

Non-Performing Asset Ratio
0.19% 0.19%
0.29%
0.34%
0.18%
0.19%
0.16%
0.12%
0.86% 0.86%
0.00%
0.10%
0.20%
0.30%
0.40%
0.50%
0.60%
0.70%
0.80%
0.90%
1.00%
2000 2001 2002 2003 2004 2005 2006 2007 2008 SEPT 09

Net Charge Off Ratio
Heritage to Peer
0.14%
0.16%
0.11%
0.20%
0.21%
0.28%
0.32%
0.56%
1.90%
1.84%
0.00%
0.20%
0.40%
0.60%
0.80%
1.00%
1.20%
1.40%
1.60%
1.80%
2.00%
2005 2006 2007 2008 SEPT 09
HFBC PEER

Book Value Per Share 11.77 12.00 11.20 11.41 12.07 12.27 12.03 13.40 14.80 16.98 0.00 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 18.00 2000 2001 2002 2003 2004 2005 2006 2007 2008 SEPT 09

Net Income
(In Thousands)
(September 2009 Annualized)
(September 2009 sans goodwill impairment)
2,666
1,839
4,594
3,495
3,991
4,130
3,908
4,116
4,559
3,045
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
2000 2001 2002 2003 2004 2005 2006 2007 2008 SEPT 09

Participation in Treasury Capital
Purchase Plan
• Issued $18.4 million in preferred stock to the United States
Treasury on December 12, 2008
• Proceeds used to fund net loan growth of $6.8 million and $102.7 million of growth in investment portfolio. The portfolio growth was accomplished to offset the cost of the preferred stock dividend
• Result has been to increase the subsidiary bank’s risk based capital ratio from 10.8% on September 30, 2008 to 13.2% at
September 30, 2009

Why Invest in HopFed Bancorp
• Diversity of markets and loan portfolio mix provides a lower risk profile as compared to many community banks
• Risk profile enhanced by long history of below average charge offs and non-
performing assets
• New opportunities for growth as larger banks continue to struggle
• Trading at approximately 60% of Tangible Book Value of $16.98
• Attractive dividend yield of approximately 4.75%
• Experienced management team with history that has provided meaningful growth while maintaining an appropriate risk profile